MORTGAGE AND ASSIGNMENT OF    * UNITED STATES OF AMERICA
LEASES AND RENTS                 * STATE OF NEW YORK
BY                             * COUNTY OF NEW YORK
CASINO MAGIC OF LOUISIANA, CORP. *

BE IT KNOWN, that on this 22nd day of August, 1996, before the undersigned Notary Public, duly commissioned and qualified, and in the presence of the undersigned witnesses, personally came and appeared:

CASINO MAGIC OF LOUISIANA, CORP., a Louisiana corporation, having a mailing address of 1701 Old Minden Road, Bossier City, Louisiana 71111, and a federal taxpayer identification number of 6408781 10 appearing herein through its undersigned representative, duly authorized hereunto pursuant to resolutions of its Board of Directors, a true and correct copy of which is attached hereto as Exhibit "A",

(the "Mortgagor"), who declared that Mortgagor does by these presents declare and acknowledge an indebtedness unto:

FIRST UNION BANK OF CONNECTICUT, a Connecticut banking corporation, as trustee for the benefit of the holders of the Notes (as hereinafter defined) issued pursuant to that certain Indenture dated August 22, 1996 (the "Indenture"), by and among Mortgagor, as issuer, Jefferson Casino Corporation, a Louisiana corporation, as guarantor, and Mortgagee (as hereinafter defined), as trustee, as having a mailing address of 10 State Street Square, Hartford, Connecticut 061033698, Attention: Corporate Trust Administration, and a federal taxpayer identification number of 060547320,



(in such capacity, and together with any successor in such capacity, the "Mortgagee"), as Mortgagee for the benefit of the holders of those certain $115,000,000 13% First Mortgage Notes due 2003 With Contingent Interest (the "Series A Notes," and together with any Series B Notes issued in exchange therefor, the "Notes," and such holders the "Noteholders") issued pursuant to the Indenture, which accepts this Mortgage (as hereinafter defined).



                                   RECITALS

    A.     Mortgagor is the issuer of the Notes pursuant to the Indenture.

     B. As a material inducement to the Noteholders to purchase the Notes and to Mortgagee to enter into the Indenture and in order to secure the full and punctual payment and performance of the Obligations (as hereinafter defined), Mortgagor has agreed to execute and deliver this Mortgage and to grant a mortgage lien and collateral assignment in and to the collateral described herein.




                                  ARTICLE 1

                           PURPOSES, DEFINITIONS

   1.1 Purposes. Mortgagor declares that this Mortgage is granted to secure the due and punctual payment and performance of any and all present and future obligations and liabilities of Mortgagor of every type or description to Mortgagee:



    (a) arising under or in connection with the Indenture or the Notes, whether for principal, premium, if any, interest, expenses, indemnities or other amounts (including attorneys' fees and expenses); or



     (b) arising under or in connection with this Mortgage or any other Loan Document, including for reimbursement of amounts that may be advanced or expended by Mortgagee (i) to satisfy amounts required to be paid by Mortgagor under this Mortgage or any other Loan Document (as hereinafter DEFINED), together with interest thereon to the extent provided, or (ii) to maintain or preserve the Mortgaged Property (as hereinafter defined), or any portion thereof, or to create, perfect, continue or protect the Mortgaged Property, or any portion thereof, or the lien thereon, or its priority;



in each case, whether due or not due, direct or indirect, joint and/or several or joint and several (i.e., solidary), absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under Bankruptcy Law (as hereinafter defined) (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable, and including all obligations and liabilities of Mortgagor under any instrument now or hereafter evidencing or securing any of the foregoing and all future advances hereunder or pursuant to the Indenture, the Notes and/or the Loan Documents to the fullest extent permitted by Louisiana Civil Code Article 3298 (all obligations and liabilities of Mortgagor described in this Section 1. 1 shall be collectively referred to as
the  "Obligations").   This Mortgage may be construed and enforced variously
and simultaneously as a mortgage, assignment, pledge or contract as may be appropriate under applicable law from time to time in order to effectuate fully the purposes and agreements set forth herein.



     The maximum amount of the Obligations that may be outstanding at any time and from time to time that this Mortgage secures, including without limitation, as an assignment of Space Leases (as hereinafter defined) and Rents (as hereinafter defined), is $200,000,000, including all principal plus interest and any expenses and advances incurred by Mortgagee and all other amounts included within the indebtedness secured hereunder. This Mortgage is and shall remain effective, even though the amount of the Obligations secured hereunder may now be zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Obligations have been incurred and are extinguished. When no Obligations exist and Mortgagee is not bound to permit any Obligations to be incurred, this Mortgage may be terminated by Mortgagor upon thirty (30) days prior written notice sent by Mortgagor to Mortgagee in accordance with the provisions of this Mortgage or otherwise in any manner permitted by the Indenture.



1.2 Definitions. As used in this Mortgage, the following terms have the meanings hereinafter set forth:

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," 44 controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of ten percent (1 0 %) or more of the voting securities of a Person shall be deemed to be control.



     "APPURTENANT RIGHTS" means all single tenements, hereditaments, rights (including all batture rights, rights of accretion and riparian rights), reversions, remainders, development rights, privileges, benefits, servitudes, easements (in gross or appurtenant), rights-of-way, privileges, prescriptions, advantages, strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity in any way belonging, benefitting, relating, attaching or appertaining to the Land, the airspace over the Land, the Improvements or any of the Mortgaged Property encumbered by this Mortgage, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor.



     "BANKRUPTCY" means, with respect to any Person, that such Person is or becomes bankrupt or Insolvent or: (a) is the subject of any order for relief under any Bankruptcy Law; (b) commences a voluntary proceeding under any Bankruptcy Law; (c) consents to the entry of an order for relief in an involuntary proceeding under any Bankruptcy Law; (d) consents to the appointment of, or taking possession by any receiver or keeper; (e) makes any assignment for the benefit of creditors; (f) is unable or fails, or admits in writing its inability, to pay its debts as such debts become due; (g) is the subject of any involuntary proceeding under any Bankruptcy Law or involuntary appointment of a receiver or keeper, and such involuntary proceeding or appointment is not dismissed and terminated within sixty (60) days; (h) is the subject of any other proceeding or relief similar to any of the foregoing under any law; (i) is the subject of a warrant of attachment, execution, or similar process with respect to such Person or any substantial part of such Person's property, which warrant or similar process remains in effect for sixty (60) days without having been bonded or discharged; or 0) otherwise ceases to do business as a going concern.



"BANKRUPTCY LAW" means Title 1 1, U.S. Code or any similar federal or state law for the relief of debtors.



     "BOSSIER RIVERBOAT" means that certain riverboat gaming vessel "MARY'S PRIZE, " U. S. Coast Guard Official No. 102801 1, purchased by Mortgagor from Boyd Gaming Corporation pursuant to that certain Buy-Sell Agreement dated August 2, 1996.



     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of Shreveport, Louisiana, the City of Bossier City, Louisiana, the City of New Orleans, Louisiana, the City of Hartford, Connecticut, or the City of New York are not required to be open.



     "CASH  COLLATERAL  AND  DISBURSEMENT  AGREEMENT"  means that certain Cash
Collateral and Disbursement Agreement, dated as of the date hereof, by and between Mortgagor, Mortgagee, and First National Bank of Commerce, a national banking association, as Disbursement Agent.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and FULLY guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six (6) months after the date of acquisition, and
(vi) investment funds investing solely in securities of the types described in clauses (ii), (iii), (iv) or (v) above.



     "CRESCENT CITY RIVERBOAT" means the riverboat gaming vessel "CRESCENT CITY QUEEN," U.S. Coast Guard Official No. 1028319, measuring approximately four hundred thirty (430) feet by one hundred (100) feet with a total area of approximately eighty-eight thousand (88,000) square feet spread across three
(3)  decks.



     "ENVIRONMENTAL CONDITIONS" means conditions of the environment, including, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Mortgagor or Mortgagor's predecessors in interest, agents, representatives, employees or independent contractors. With respect to claims by employees, Environmental Conditions also includes the exposure of persons to Hazardous Materials within any workplace that is part of the Land or the Project.



     "ENVIRONMENTAL LAWS" means any and all laws and Legal Requirements relating to environmental matters, pollution, or hazardous substances, including: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. C. 9601-9657; the Resource Conservation and Recovery Act of 1976, 42 U.S. C. 6901 et seq.; the Hazardous Materials Transportation Act (49 U. S. C. 1801 et seq.); the Louisiana Environmental Quality Act, La. R. S. 30:2001-2376; the Louisiana Air Control Law, La. R.S. 30:2051-2063, the Louisiana Water Control Law, La. R.S. 30:2071-2088; the Louisiana Hazardous Waste Control Law, La. R.S. 30:2171-2207; the Louisiana Inactive and Abandoned Hazardous Waste Site Law, La. R.S. 30:2221-2226; the Liability for Hazardous Substance Remedial Action, La. R. S. 30:2271-2290; any other Laws that may form the basis of any claim, action, demand, suit, proceeding, hearing, or notice of violation that is based on or related to the generation, manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any hazardous substance, or other threat to the environment.



     "ENVIRONMENTAL NONCOMPLIANCE" means (1) the release or threatened release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any applicable effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order; (2) any noncompliance of physical structure, equipment, process or facility with the requirements of applicable building or fire codes, zoning or land use regulations or ordinances, conditional use permits and the like; (3) any noncompliance with applicable federal, state or local requirements governing occupational safety and health; (4) any facility operations, procedures, designs, or other matters which do not conform to the Environmental Laws intended to protect public health, welfare and the environment; and (5) the operation of any facility or equipment in violation of any permit condition, schedule of compliance, administrative or court order and the like.



"EVENT  OF  DEFAULT"  has  the  meaning  set  forth  in  Section  5.1  hereof.

     "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iii) any settlement in lieu of clause (ii) above or with respect to the institution of any proceedings for any such condemnation, seizure, taking, confiscation or requisition.



     "EXCLUDED ASSETS" means (i) Gaming Licenses or any other governmental approval or permit, to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of Mortgagee without the approval of the relevant Governmental Authority, to the extent that such approval has not been obtained; (ii) any Equipment (A) the purchase of which was not financed with the proceeds of the Notes and (B) that Mortgagor is permitted to encumber and has encumbered pursuant to Section 4.09 of the Indenture and (C) in which Mortgagee is prohibited from maintaining a security interest pursuant to the terms of the FF&E Financing Agreement encumbering such Equipment; and (iii) if Mortgagor incurs indebtedness on a secured basis to finance the costs of constructing the Casino Magic-Bossier City Hotel pursuant to Section 4.09 of the Indenture and satisfies any and all conditions set forth therein, any FF&E, Equipment or other personal property that is used or located at or in connection with the operation of the Casino Magic-Bossier City Hotel or that portion of the Land on which the Casino Magic-Bossier City Hotel is located; provided that, in such event, Mortgagee shall execute and deliver any instruments necessary or appropriate to release the lien of this Mortgage on all such FF&E, Equipment or other property.



     "FF&E" means all furniture, fixtures, component parts, equipment, gaming equipment, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Land or Improvements whether or not the same constitutes real property or fixtures in the State of Louisiana, including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator and escalator plants, cooking facilities, vacuum cleaning systems, public address and communications systems, sprinkler systems and other FIRE prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings, fixtures, and building materials, together with all venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property which is at any time installed in, affixed to or placed upon the Land or Improvements.



     'FF&E FINANCING AGREEMENT" shall mean (A) any financing (i) as to which the lender holds a security interest in only the assets purchased, constructed or leased by such financing for the payment of principal, interest and other amounts in connection therewith, (ii) which is permitted by the Indenture to be incurred and (iii) the proceeds of which are used to acquire, construct or lease the FF&E subject to such security interest, and (B) any refinancing or renewal of any financing under clause (A).



"GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Louisiana Gaming Control Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Mortgagor or any of its Subsidiaries.



     "GAMING LAW" means the gaming laws of any jurisdiction or jurisdictions to which Mortgagor, any of its Subsidiaries or any of the Guarantors is, or may at any time after the date hereof, be subject.



     "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaining activities of Mortgagor or any of its Subsidiaries, including without limitation, all such licenses granted under the Louisiana Riverboat Economic Development and Gaming Control Act and regulated under the Louisiana Gaming Control Law, the regulations promulgated pursuant to each such law, and other applicable federal, state, foreign or local laws.



     "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office, public entity, or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Gaming Authority.



"GUARANTEES" means any guarantee given by any Guarantor pursuant to the terms of the Indenture.

     "GUARANTOR" means each of Jefferson Casino Corporation, a Louisiana corporation, and any Subsidiary of Mortgagor which has executed or hereafter executes a Guaranty in accordance with Section 4.18 of the Indenture, and its successors and assigns.



     "HAZARDOUS MATERIALS" means hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," chemicals known to cause cancer or reproductive toxicity, "radioactive materials," or other similar designations in, or otherwise subject to regulation under any Environmental Laws now or hereafter in effect.



"HOLDER"  means  a  Person  in  whose  name  a  Note  is  registered.

     "IMPOSITION" means any taxes, assessments, water rates, sewer rates, maintenance charges, other governmental impositions and other charges now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof.



     "IMPROVEMENTS" means (1) all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or any real property encumbered hereby, and (2) all fixtures, machinery, appliances, goods, building or other materials, equipment, including without limitation all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units; all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, communication systems, and equipment; all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Land; all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Land; all amusement rides and attractions attached to the Land, all SPECIFICALLY designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Land or any real or personal property encumbered hereby or any other Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such property, which, to the FULLEST extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered. Without limiting the generality of the foregoing, Improvements shall include: (i) any vessel and its now existing or hereafter arising components and appurtenances, including without limitation, the Vessels to the extent such Vessels are or may be deemed to be an improvement to or on the Land; and (ii) all buildings and improvements situated on the Land, and all component parts of the Land, and all component parts of any building, improvement or other construction located on the Land, now or hereafter a part of or attached to the foregoing or used in connection therewith.



     "INDENTURE" means that certain Indenture, dated as of August 22, 1996, by and among Mortgagee, as trustee for the benefit of the holders of the Notes, and Mortgagor, as issuer, and Jefferson Casino Corporation, a Louisiana corporation, as guarantor, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.



"INDEPENDENT CONSTRUCTION CONSULTANT" means 2nd Opinion, Inc., a Louisiana Corporation.

     "INSOLVENT" means with respect to any Person or entity, that such Person or entity shall be deemed to be insolvent if he or it is unable to pay his or its debts as they become due and/or if the fair market value of his or its assets does not exceed his or its aggregate liabilities.



     "LAND" means the real property situated in the State of Louisiana, Parish of Bossier or Parish of Caddo, more specifically described in "Exhibit B" attached hereto and incorporated herein by this reference, including any after acquired title thereto.



     "LEGAL REQUIREMENTS" means all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws and regulations, all applicable gaming laws and regulations, and all other applicable laws, ordinances, rules, regulations, judicial decisions, administrative orders, and other requirements of any Governmental Authority having jurisdiction over Mortgagor, the Mortgaged Property and/or any Affiliate of Mortgagor, in effect either at the time of execution of this Mortgage or at any time during the term hereof, including, without limitation, all Environmental Laws and Gaming Control Acts.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).



     "LOAN DOCUMENTS" means the Indenture, the Notes, this Mortgage, that certain Security Agreement, dated as of August 22, 1996, by and between Mortgagor and Mortgagee, that certain Security Agreement dated as of August 22, 1996, by and between Guarantor and Mortgagee, that certain Stock Pledge and Security Agreement dated as of August 22, 1996, by and between Guarantor and Mortgagee, that certain Collateral Assignment dated as of August 22, 1996, by Mortgagor in favor of Mortgagee, that certain First Preferred Ship Mortgage on the whole of the Crescent City Riverboat dated as of August 22, 1996, by Mortgagor in favor of Mortgagee, that certain First Preferred Ship Mortgage on the whole of the Bossier Riverboat dated as of August 22, 1996 by Mortgagor in favor of Mortgagee, and any other documents evidencing, guaranteeing or securing the Obligations of Mortgagor under such documents or otherwise executed and delivered by Mortgagor or any Guarantor of the Notes in connection with the foregoing.



"MORTGAGE" means this Mortgage and Assignment of Leases and Rents, as it may be increased, amended or modified from time to time.



     "MORTGAGED PROPERTY" means all of the property described in Granting Clauses (A) through (K) below, inclusive, and each item of property therein described, provided, however, that such term shall not include the property described in Granting Clause (L) below.



     "MORTGAGEE" means First Union Bank of Connecticut, a Connecticut banking corporation, as trustee under the Indenture, and any substitute trustee designated from time to time under the Indenture.



     "MORTGAGOR" means Casino Magic of Louisiana, Corp., a Louisiana corporation, and includes not only the original Mortgagor hereunder, but also any successors or assigns of the Mortgaged Property, or any part thereof, at any time and from time to time, as the case requires.



"NOTEHOLDERS"  means  the  holders  of  the  Notes.

     "NOTES" means those certain Series A $115,000,000 13 % First Mortgage Notes due 2003 With Contingent Interest issued pursuant to the Indenture and any Series B Notes issued in exchange thereto.



     "OFFERING MEMORANDUM" means that certain Offering Memorandum, dated as of August 16, 1996, relating to the offering of the Notes, and all supplements, schedules or other attachments thereto.



     "PERMITTED DISPOSITIONS" means the sale, transfer, lease or other disposition of assets in the Mortgaged Property, in the ordinary course of business, of inventory held in the ordinary course of business and other sales, transfers, lease or other dispositions of assets in the Mortgaged Property; provided that all provisions of the Indenture are complied with, including Section 4. 10.

     "PERMITTED LIENS" means (i) Liens in favor of Mortgagor; provided, that if such Liens are on any Note Collateral, such Liens are either collaterally assigned to the Mortgagee or subordinate to the Lien in favor of the Mortgagee securing the Notes or any Guarantee; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Mortgagor or any Subsidiary of Mortgagor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Mortgagor or such Subsidiary; (iii) Liens on property existing at the time of acquisition thereof by Mortgagor or any Subsidiary of Mortgagor; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Subsidiary so acquired; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date hereof; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with Casino Magic-Bossier City, for which Mortgagor has obtained the title insurance endorsements required under the Cash Collateral and Disbursement Agreement;
(viii) Liens on FF&E to secure Indebtedness permitted by clause (vi) of the second paragraph of Section 4.09 of the Indenture; (ix) Liens on assets comprising the Casino Magic-Bossier City Hotel to secure Indebtedness permitted by clause (vii) of the second paragraph of Section 4.09 of the Indenture; provided, that the holder of such Lien enters into a reciprocal easement agreement in the form attached as an exhibit to the Indenture; (x) Liens securing obligations in respect of the Indenture, the Notes or Guarantees; (xi) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (xii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Mortgagor or any Subsidiary incurred in the ordinary course of business; (xiii) Liens arising from filing UCC financing statements for precautionary purpose in connection with true leases of personal property that are otherwise permitted under the Indenture and under which Mortgagor or any Subsidiary is lessee; and (xiv) any lease of the Crescent City Riverboat permitted pursuant to the terms of the Indenture and granted to other Persons not materially interfering with the conduct of the business of Mortgagor and its Subsidiaries.



     "PERMITTING NONCOMPLIANCE" means the failure to have obtained permits, variances or other authorizations necessary for the legal operation of any equipment, process, facility or any other activity as required for the current phase of construction.



     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.



     "PLANS" means the plans and specifications for Casino Magic-Bossier City, as delivered to Mortgagor by the architect for the Casino Magic-Bossier City on or before the date hereof, including without limitation, preliminary plans so delivered, and as finalized, amended, supplemented or otherwise modified from time to time as approved by the Independent Construction Consultant in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     "PROCEEDS" has the meaning assigned to it under the UCC and, in any event, shall include but not be limited to (i) any and all proceeds of any insurance (including without limitation property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property (including without limitation, proceeds attributable to the insurance loss of the Land, the Improvements and the Appurtenant Rights as provided under La. R.S. 9:5386); (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guarantees or general intangibles relating in whole or in part to the Project and all rights and remedies of whatever kind or nature Mortgagor may hold or acquire for the purpose of securing or enforcing any obligation due Mortgagor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to any Space Lease of the Mortgaged Property; and (v) any and all other amounts from time to time paid or payable in connection with any of the Mortgaged Property; provided, however, that Mortgagor is not authorized to dispose of any of the Mortgaged Property unless such disposition is a Permitted Disposition.



     "Project" means Casino Magic-Bossier City as described in the Offering Memorandum, as the Plans may be amended pursuant to the Cash Collateral and Disbursement Agreement and the Indenture, but excluding (i) any obsolete personal property or real property improvements determined in good faith by Mortgagor's Board of Directors to be no longer useful or necessary to the operations or support of Casino Magic-Bossier City and (ii) any equipment leased from a third party in the ordinary course of business, and any hotel, casino or resort constructed on the Land in the future.



     "RENTS" means all rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, proceeds and other benefits to which Mortgagor may now or hereafter be entitled from the Land, the Improvements, the Space Leases or any property encumbered hereby or any business or other activity conducted by Mortgagor at the Land or the Improvements; provided, however, that "Rents" shall not include rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, proceeds and other benefits generated by or received from the Casino Magic-Bossier City Hotel or the Land on which the Casino Magic-Bossier City Hotel is located, or any portion thereof, if the same shall be an Excluded Asset.



"SECURITY AGREEMENT" means that certain Security Agreement dated as of the date hereof by and between Mortgagor and Mortgagee.



     "SPACE LEASES" means any and all present and future leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Mortgaged Property that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any Person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Land or Improvements, and all guaranties, letters of credit or other credit enhancement documents of any of the foregoing, and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Mortgaged Property to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Mortgage, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Land, the Improvements or any part thereof.

 "SPACE LESSEE(S)" means any and all present and FUTURE tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such
                                 Space Lease.



     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).



   "TITLE INSURER" means Louisiana Title Company, a Louisiana corporation.

  "UCC" means Uniform Commercial Code, Commercial Laws - Secured Transactions
                                     La.
R.S. 10:9-101-9-605) in the State of Louisiana, as amended from time to time.



     "VESSELS" means any vessel and its now existing or hereafter arising components and appurtenances, including, without limitation, the Bossier
Riverboat, the Crescent City Riverboat, and all other riverboat gaming vessels or other vessels now or hereafter owned by Mortgagor.



 1.3     Undefined Terms.  Any capitalized terms used in this Mortgage which are not otherwise
defined herein shall have the meaning ascribed to such terms in the Indenture.



     1.4 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Mortgage to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.



                                  ARTICLE 2

                        LIENS AND SECURITY INTEREST

     2.1          Hypothecation.    FOR  THE PURPOSE OF SECURING in favor of
Mortgagee the due and punctual payment and performance of the Obligations and the payment of all such additional loans or advances as hereafter may be made by Mortgagee to Mortgagor or its successors or assigns when evidenced by a promissory note or notes reciting that they are secured by this Mortgage; provided, however, that any and all future advances by Mortgagee to
Mortgagor made for the improvement, protection or preservation of the Mortgaged Property, together with interest at the interest rate on the Notes, shall be automatically secured hereby unless such a note or instrument evidencing such advances specifically recites that it is not intended to be secured hereby. Mortgagor, in consideration of the premises, and for the purposes aforesaid, does hereby MORTGAGE, ASSIGN, BARGAIN, PLEDGE, RELEASE, HYPOTHECATE AND WARRANT UNTO MORTGAGEE FOR THE BENEFIT OF THE NOTEHOLDERS each of the following:



(A)          The  Land;



(B)          TOGETHER  WITH  the  Improvements;

(C)          TOGETHER  WITH  all  Appurtenant  Rights;

     (D) TOGETHER WITH (i) all the estate, right, title and interest of Mortgagor of, in and to all judgments and decrees, insurance proceeds (including without limitation, the right to receive proceeds attributable to the insurance loss of the Land, the Improvements and the Appurtenant Rights, all as provided in La. R.S. 9:5386), awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any drainage (whether caused by such taking or otherwise) to the property described in Granting Clauses
(A), (B) and (C) hereof or any part thereof, or to any Appurtenant Rights thereto, and Mortgagee is hereby authorized, subject to the provisions and limitations contained in the Indenture, to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and (subject to the terms hereof) to apply the same toward the payment of the Obligations, notwithstanding the fact that the amount owing thereon may not then be due and payable; (ii) subject to the provisions and limitations contained in the Indenture, all proceeds of any sales or other dispositions of the property or rights
described  in  Granting  Clauses  (A), (B)       and (C) hereof or any part
thereof whether voluntary or involuntary, provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein; and (iii) subject to the provisions and limitations contained in the Indenture, whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A), (B) and (C), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;



     (E) TOGETHER WITH the absolute assignment of any Space Leases or any part thereof that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all "Cash Collateral" within the meaning of the Bankruptcy Law) arising from the Space Leases: (a) Rents (subject, however, to the aforesaid absolute assignment to Mortgagee and the conditional permission herein below given to Mortgagor to collect the Rents), (b) all security deposits, and (c) all of Mortgagor's right, title, and interest under the Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee, guarantors or licensee, or their Successor(s), under any Space Lease(s) and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under the Space Leases, including Mortgagor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease; to terminate, modify, or amend the Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of the Space Leases and all obligations of the tenants thereunder and guarantors thereof based upon (A) any breach by any such tenant or guarantor under the applicable Space Lease (including any claim that Mortgagor may have by reason of a termination, rejection, or disaffirmance of such Space Lease pursuant to any Bankruptcy Law) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of Louisiana or any Bankruptcy Law). Permission is hereby given to Mortgagor, so long as no Event of Default has occurred and is continuing hereunder, to collect and use the Rents, as they become due and payable, but not in advance thereof. Upon the occurrence of a Default or an Event of Default, the permission hereby given to Mortgagor to collect the Rents shall automatically terminate, but such permission shall be reinstated upon a cure of such Default or Event of Default. Mortgagee shall have the right, at any time and from time to time, to notify any Space Lessee of the rights of Mortgagee as provided by this Section;



                                      12

     Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Paragraph (E) shall not constitute an assignment for purposes of security but shall constitute an absolute and present assignment of the Rents to Mortgagee, subject, however, to the conditional license given to Mortgagor to collect and use the Rents as herein above provided; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor;



     (F) TOGETHER WITH, to the extent permitted by applicable law, all of Mortgagor's right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights and contract rights) now or hereafter obtained by Mortgagor from any Governmental Authority having or claiming jurisdiction over the Land, the FF&E, the Project, or any other element of the Mortgaged Property or providing access thereto, or the operation of any business on, at, or from the Land, (including, without limitation, any Gaming Licenses (except for any registrations, licenses, findings of suitability or approvals issued by the Gaming Authority or any other gaming licenses which are nonassignable); ]provided, that upon an Event of Default hereunder or under the Indenture, if Mortgagee is not qualified under the Gaming Laws to hold such Gaining Licenses, then Mortgagee shall designate an appropriately qualified third party to which an assignment of such Gaming Licenses can be made in compliance with the Gaining Laws;



(G) TOGETHER WITH all water stock, water permits and other water or riparian rights relating to the Land;



     (H) TOGETHER WITH all of Mortgagor's right, title and interest in and to oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of Mortgagor pertaining thereto;



     (I) TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by Mortgagor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Mortgagee pursuant to this Mortgage or any Loan Document, including, without limitation, any protective advances under this Mortgage (provided that the maximum amount of principal secured does not exceed the amount set forth in Section 1. I hereof); and all of Mortgagor's right, title, and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Mortgagor may subsequently acquire or obtain by any means, or construct, assemble, or otherwise place on any of the Mortgaged Property, and all conversions of any of the foregoing; it being the intention of Mortgagor that all property hereafter acquired by Mortgagor and required by any Loan Document or this Mortgage to be subject to the lien of this Mortgage or intended so to be shall forthwith upon the acquisition thereof by Mortgagor be subject to the lien of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and granted hereby or pursuant hereto, and Mortgagee is hereby authorized, subject to Gaming Laws, to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Mortgagor agrees to take any action as may reasonably be necessary to evidence and perfect such liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such liens or security interests;



                                      13

 (J) TOGETHER WITH Proceeds of the foregoing property described in Granting
  Clauses (A) through (1) and Proceeds of any and all Gaming Licenses even if such Gaming Licenses are not subject to the liens granted hereunder;



 (K) TOGETHER WITH (i) Mortgagor's rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in
   Granting Clauses (A) through (J) inclusive, above, for debt or otherwise, except to the extent expressly reserved by Mortgagor pursuant to Sections
4.09     and 4. 10 of the Indenture, or to evidence or secure a Permitted Lien or Permitted Disposition; and



     (L) EXPRESSLY EXCLUDING, HOWEVER, the Excluded Assets and FF&E (to the extent that (i) the purchase of such FF&E was not financed with the proceeds of the Notes, (ii) Mortgagor is permitted to enter into a FF&E
Financing  Agreement  for  such  FF&E  under the Indenture and (iii) such FF&E
Financing Agreement prohibits Mortgagee from maintaining a security interest in the FF&E covered thereby).



     Mortgagor, for itself and its successors and assigns, covenants and agrees to and with Mortgagee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Mortgagor has good right, full power and lawful authority to assign, grant, convey, warrant, transfer, bargain or sell its interests in the Mortgaged Property in the manner and form as aforesaid, and that the Mortgaged Property is free and clear of all liens and encumbrances whatsoever, except the Permitted Liens, and Mortgagor shall warrant and forever defend the Mortgaged Property in the quiet and peaceable possession of Mortgagee and its successors and assigns against all and every Person or Persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for the
Permitted Liens. Mortgagor agrees that any greater title to the Mortgaged Property hereafter acquired by Mortgagor during the term hereof shall be automatically subject hereto.



                                  ARTICLE 3

                          COVENANTS OF MORTGAGOR

  The purchasers of the Notes have been induced to purchase the Notes on the basis of the following material covenants, all agreed to by Mortgagor:



     3.1 PERFORMANCE OF LOAN DOCUMENTS..Mortgagor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Loan Documents and shall promptly pay to Mortgagee, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Mortgagor under this Mortgage and the Loan Documents.



     3.2 GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES.Mortgagor represents, covenants and warrants that: (a) Mortgagor has good and marketable title to an indefeasible fee estate in the Land, the Improvements, the Appurtenant Rights, the Space Leases, the Rents and the other Mortgaged Property, free and clear of all encumbrances except Permitted Liens, and that it has the right to hold, occupy and enjoy its interest in the Mortgaged Property, and has good right, FULL power and lawful authority to subject the Mortgaged Property to the Lien of this Mortgage and pledge the same as provided herein and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Mortgaged Property in accordance with the terms hereof; (b) neither Mortgagor nor any Affiliate of Mortgagor is Insolvent and no bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Mortgagor's knowledge, against Mortgagor or any Affiliate of Mortgagor; (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all



                                      14

  Improvements have been or shall be paid when due; (d) the Land has frontage on, and direct access for ingress and egress to dedicated street(s); (e) Mortgagor shall at all times conduct and operate the Mortgaged Property in a manner so as not to lose the right to conduct gaming activities at the Project; (f) no material part of the Mortgaged Property has been damaged, destroyed, condemned or abandoned; (g) no part of the Mortgaged Property is the subject of condemnation proceedings, and Mortgagor has no knowledge of any contemplated or pending condemnation proceeding with respect to any portion of the Mortgaged Property; and (h) the Mortgaged Property and all activities thereon are in compliance with all applicable zoning and land use ordinances and regulations, building codes, and fire codes.


     3.3 COMPLIANCE WITH LEGAL REQUIREMENTS.Mortgagor shall promptly, fully, and faithfully comply with all Legal Requirements and shall cause all portions of the Mortgaged Property and its use and occupancy to fully comply with Legal Requirements at all times and to be free of any Permitting Noncompliance, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Mortgaged Property.



     3.4 TAXES. Mortgagor shall pay all Impositions prior to delinquency and shall deliver to Mortgagee promptly upon Mortgagee's request, evidence satisfactory to Mortgagee that the Impositions have been paid or are not delinquent; Mortgagor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Land as a single lien, except as may be required by law. In the event of the passage of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the taxation of deeds of trust or obligations secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly, on this Mortgage or the Notes, Mortgagor shall pay all such taxes.



3.5          INSURANCE

(a)          HAZARD  INSURANCE  REQUIREMENTS  AND  PROCEEDS.

     (1) Hazard Insurance. Mortgagor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Mortgagee, during the term of this Mortgage, insurance policies insuring the Mortgaged Property and liability insurance policies, all in accordance with the requirements of
Section 4.19 of the Indenture. Mortgagor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. Mortgagor shall have provided Mortgagee with insurance certificates evidencing such insurance prior to the effective date of this Mortgage and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy which certificate shall expressly state the expiration date for each policy listed. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. All such policies (except with respect to workers' compensation policies) shall contain a noncontributory standard mortgagee or beneficiary endorsement (Form 438 BFU or its equivalent) naming Mortgagee as an additional insurer or loss payee, as the case may be, with losses in excess of $ 10,000,000 payable jointly to Mortgagor and Mortgagee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to Mortgagee), with no recourse against Mortgagee for the payment of premiums, deductibles, commissions or club calls, and shall provide for at least thirty (30) days notice of cancellation. At least thirty (30) days prior to the expiration date of all such policies, evidence of the renewal thereof satisfactory to Mortgagee and expressly stating the expiration date for



                                      15

such policies shall be delivered to Mortgagee together with receipts evidencing the payment of all premiums on such insurance policies and renewals. In the event of loss, Mortgagor shall give immediate written notice to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Mortgagee in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee of such Mortgaged Property at such foreclosure sale.



     (2)     Handling of Proceeds.  Pursuant to its rights granted hereunder
in  all Proceeds  from  any insurance     policies, Mortgagee is hereby
authorized and
empowered,  subject  to  the provisions  and  limitations  set     forth in
the Indenture, at its option to adjust or compromise any loss, under any insurance policies on the Mortgaged Property and to collect and receive the Proceeds from any such policy or policies. So long as Mortgagor complies with the provisions in Section 4. 11 of the Indenture, each insurance company is hereby authorized to make payment for all such losses less than $25,000,000 to Mortgagor; provided that for all such losses more than $25,000,000 each insurance company is hereby authorized and directed to make payment for such losses directly to Mortgagee. Mortgagor hereby covenants and agrees to apply such Proceeds in accordance with the terms of the Indenture and the following provisions:



     (A) Immediately upon receipt of such Proceeds and pending any disbursement of such Proceeds for any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer (as defined in the Indenture), the Mortgagor shall deposit such Proceeds and without any commingling with Mortgagee or its designee subject to a first priority security interest for the benefit of the Holders of the Notes as depository for the disbursement thereof as provided in Section 4. 1 1 of the Indenture.



(B) Mortgagor shall be permitted to use such proceeds in accordance with Section 4. 1 1 of the Indenture and the requirements of this Section 3.5



     (C) Pending the final application of such Proceeds for permitted rebuilding, repair, replacement, construction or completion of any Event of Loss Offer, such Proceeds shall be invested in Cash Equivalents.



     (D) In the event that (a) Mortgagor uses the Proceeds to repair, rebuild, replace or construct the Project and (b) such Proceeds exceed $12,000,000, such Proceeds shall be deposited in the Construction Disbursement Account (as defined in the Indenture) and such Proceeds shall be disbursed pursuant to the terms of the Cash Collateral and Disbursement Agreement.



     (E) In the event that (a) Mortgagor uses the Proceeds to repair, rebuild, replace or construct the Project and (b) such Proceeds are equal to or less than $12,000,000, the restoration work and the performance thereof shall be subject to and performed in accordance with each of the following provisions: (1) such work and the performance thereof shall be conducted in a first-class, workmanlike manner, shall not permanently weaken nor impair the structural strength of any existing Improvements, nor change the character thereof or the purpose for which the same may be used, nor lessen the value of the Mortgaged Property; (2) before the commencement of any such work, the plans and specifications therefor (the "RESTORATION PLANS"), to the extent required by law, shall be filed with and approved by all Governmental Authorities having jurisdiction and all necessary licenses, permits and/or authorizations from all Governmental Authorities shall have been obtained, and all such work shall be done subject to and in accordance with all applicable Legal Requirements; and (3) before commencing any such work, Mortgagor shall, at Mortgagor's expense, have delivered to Mortgagee the Restoration


                                      16

Plans and a line item budget setting forth with reasonable particularity the cost of completing such work, together with a written opinion from a reputable architect certifying (a) that the execution of the work described in the Restoration Plans will substantially restore the Project, and (b) that the budget constitutes a reasonable approximation of the cost of so restoring the Project in accordance with the Restoration Plans; provided, however, that in the event that, such Proceeds are less than $50,000 Mortgagor shall not be required to comply with Subsection 3 above.



     (b) INSURANCE ESCROW. In order to secure the performance and discharge of the Mortgagor's obligations under this Section 3.5, but not in lieu of such obligations, Mortgagor shall, upon a failure to pay or provide such insurance, at the times and in the manner required herein, pay over to Mortgagee an amount equal to one-twelfth (1/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and Mortgagor shall, in addition, pay over to Mortgagee, on the first day of each succeeding month, sufficient funds (as estimated from time to time) to permit Mortgagee to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Mortgagee, and no interest shall be payable in respect thereof except as required by law. Upon demand by Mortgagee, Mortgagor shall deliver to Mortgagee such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable
Mortgagee  to  pay  such  premiums  when  due.



     (c) COMPLIANCE WITH INSURANCE POLICIES. Mortgagor shall not violate or permit to be violated any of the conditions or provisions of any policy of insurance required by the Indenture or this Mortgage and Mortgagor shall so perform and satisfy the requirements of the companies writing such policies that, at all times, companies of good standing shall be willing to write and/or continue such insurance. Mortgagor further covenants to promptly send to Mortgagee copies of all notices relating to any violation of such policies or otherwise affecting Mortgagor's insurance coverage or ability to obtain and maintain such insurance coverage.



     3.6 CONDEMNATION.Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to any condemnation, seizure or taking by the exercise of the power of eminent domain of any of the Mortgaged Property and to settle or compromise any claim in connection therewith, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact to take any action in Mortgagor's name
pursuant  to  Mortgagee's  rights  hereunder.    Immediately  upon  obtaining
knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, Mortgagor shall notify Mortgagee of the pendency of such proceedings. Mortgagor from time to time shall execute and deliver to Mortgagee all instruments requested by it to permit such participation; provided, however, that such instruments shall be deemed as supplemental to the foregoing grant of permission to Mortgagee, and unless otherwise required, the foregoing permission shall, without more, be deemed sufficient to permit Mortgagee to participate in such proceedings on behalf of Mortgagor. All such compensation awards, damages, claims, rights of action and Proceeds, and any other payments or relief, and the right thereto, are included in the Mortgaged Property. To the extent such condemnation, seizure or taking constitutes an Event of Loss, Mortgagee, after deducting therefrom all its expenses, including reasonable attorneys fees, shall, or shall authorize Mortgagor to apply such Proceeds in accordance with the provisions of Section 4. 1 1 of the Indenture.



3.7          CARE  OF  MORTGAGED  PROPERTY.

     (a) Mortgagor shall preserve and maintain the Mortgaged Property in good condition and repair, reasonable wear and tear excepted. Mortgagor shall not permit, commit or suffer to exist any waste, impairment or deterioration of the Mortgaged Property or of any part thereof that in any manner


                                      17

   materially impairs Mortgagee's security hereunder and shall not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof.



     (b) Except for Permitted Dispositions, no part of the Improvements shall be removed, demolished or materially altered in a manner which adversely affects the value of the Improvements without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, but subject in any event to evidence as may be required by Mortgagee. Mortgagor shall have the right, without such consent, to remove and dispose of free from the lien of this Mortgage any part of the Improvements as from time to time may become worn out or obsolete, provided that either (i) such removal or disposition does not materially affect the value of the Mortgaged Property or (ii) prior to or promptly following such removal, any such property shall be replaced with other property of substantially equal utility and of a value at least substantially equal to that of the replaced property when FIRST acquired and free from any security interest of any other Person (subject only to Permitted Liens), and by such removal and replacement Mortgagor shall be deemed to have subjected such replacement property to the lien of this Mortgage.



     (c) Notwithstanding the foregoing provisions of this Section 3.7, Mortgagor may develop the Project in the manner contemplated by the Offering Memorandum, to the extent permitted by the Indenture.



3.8          SPACE  LEASES

(a)          Mortgagor  represents  and  warrants  that

     (i) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Space Leases, including all amendments and modifications, written or oral existing as of the date hereof;



     (ii) Mortgagor has not executed or entered into any modifications or amendments of the Space Leases, either orally or in writing, other than amendments that have been disclosed to Mortgagee in writing;



(iii)      no  material  default  now  exists  under  any  Space  Lease;



     (iv) no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a material default or would entitle Mortgagor or any other party under such Space Lease to cancel the same or otherwise avoid its obligations;



(v) Mortgagor has not accepted prepayments of installments of Rent under any Space Leases, except for security deposits not in excess of one month's Rent;



     (vi) except for the assignment effected hereby, Mortgagor has not executed any assignment or pledge of any of Space Leases, the Rents, or of Mortgagor's right, title and interest in the same; and



     (vii) this Mortgage conforms and complies with all Space Leases, does not constitute a violation or default under any Space Lease, and is and shall at all times constitute a valid lien on Mortgagor's interests in the
         Space  Leases.



                                      18

     (b) Mortgagee shall not be responsible for any security deposits concerning any Space Leases except for such security deposits as are within Mortgagee's possession.



   (c) Mortgagor shall promptly deliver to Mortgagee a copy of any Space Leases entered into and, from time to time, as entered into, all amendments, supplements and modifications thereto and thereof.



3.9     FURTHER ENCUMBRANCE.

     (a) Mortgagor covenants that at all times prior to the discharge of the Indenture, except for Permitted Liens, Permitted Dispositions and dispositions permitted under Section 3.10, Mortgagor shall neither make nor suffer to exist, nor enter into any agreement for, any sale, assignment, exchange, mortgage, transfer, Lien, hypothecation or encumbrance of all or any part of the Mortgaged Property, including, without limitation, the Rents. As used herein, "transfer" includes the actual transfer or other disposition, whether voluntary or involuntary, by law, or otherwise, except those transfers specifically permitted herein, provided, however, that "transfer" shall not include the granting of utility or other beneficial easements with respect to the Mortgaged Property which have been granted by Mortgagor and are reasonably necessary to the construction, maintenance or operation of the Project.



     (b) Mortgagor agrees that in the event the ownership of the Mortgaged Property or any part thereof becomes vested in a Person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage, the Notes and other Obligations hereby secured without in any way vitiating or discharging Mortgagor's or any guarantor's, surety's or endorser's liability hereunder or upon the Obligations hereby secured. No sale of the Mortgaged Property and no forbearance to any Person with respect to this Mortgage and no extension to any Person of the time for payment of the Notes, and other sums hereby secured given by Mortgagee shall operate to release, discharge, modify, change or affect the original liability of Mortgagor, or such guarantor, surety or endorser either in whole or in part.



     (c) This Mortgage, as applied to property subject to an FF&E Financing Agreement, shall be subordinated to the liens of any FF&E Financing Agreements if required by such FF&E Financing Agreement (or if required by an FF&E Financing Agreement, it shall be released; providedthat, upon the payment of the indebtedness represented by any such FF&E Financing Agreement, then the property previously subject thereto shall become and be subject to this Mortgage thereafter) and any future or further advances made thereunder and to any modifications, renewals or extensions thereof to which the lien of this Mortgage attaches; provided, further, however, that any such FF&E Financing Agreement shall encumber only that FF&E specifically subject to the FF&E Financing Agreement. Mortgagor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E Financing Agreement with respect to which Mortgagee has taken a lien hereunder. If Mortgagor shall fail to make any payment of principal of or interest on the sums secured by such security interest or any payment in order to perform or observe any other term, covenant, condition or agreement of any FF&E Financing Agreement with respect to which Mortgagee has taken a lien hereunder on its part to be performed or observed, except where Mortgagor is contesting such payment in good faith, then Mortgagee may make such payment of the principal of or interest on the sums secured by such security interest or may make any payment in order to perform or observe any other term, covenant, condition or agreement of any FF&E Financing Agreement on Mortgagor's part to be performed or observed and any and all sums so expended by Mortgagee shall be Obligations and shall be secured by this Mortgage and shall be repaid by Mortgagor upon demand, together with interest thereon at one percent (I %) per annum in excess of the interest rate on the Notes from the date of advance. In furtherance of such subordination or release, as applicable, Mortgagee, upon receipt of an officer's certificate from


                                      19

Mortgagor certifying that the requirements of this Section 3.9(c) have been satisfied, shall execute, acknowledge and deliver to Mortgagor, at Mortgagor's expense, any and all such evidence and documents necessary to evidence the subordination or release of this Mortgage in accordance with the foregoing provisions of this Section 3.9(c).



3.10          PARTIAL  RELEASES  OF  MORTGAGED  PROPERTY.

     (a) Mortgagor may from time to time (i) transfer a portion of the Mortgaged Property (including any temporary taking) to any Person legally empowered to exercise the power of eminent domain, (ii) make a Permitted Disposition, (iii) grant utility easements reasonably necessary for the construction and operation of the Project, which grant or transfer is for the benefit of the Mortgaged Property or (iv) encumber that portion of the Land on which the Casino Magic-Bossier City Hotel will be constructed and all improvements relating to the Casino Magic-Bossier City Hotel as expressly permitted pursuant to Section 4.09 of the Indenture; provided that the lender financing the construction of the Casino Magic-Bossier City Hotel and the Trustee shall have consented to a reciprocal easement agreement substantially in the form of the Form of Reciprocal Easement Agreement attached as Exhibit 0 to the Indenture, relating to the Mortgaged Property.
In each such case, Mortgagee shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such transfer or grant, free from the lien of this Mortgage; provided, however, that Mortgagee shall execute a lien release or subordination agreement, as appropriate, for matters described in clauses (i) and (iii) above only if:



     (A) Mortgagee shall have received any Officer's Certificate or Opinion of
Counsel  required  or  authorized  by  Section  10.03  of  the  Indenture;



     (B) No default or event of default shall have occurred under the Indenture, no Event of Default shall have occurred hereunder, and no event which with notice or lapse of time or both would constitute such Event of Default, has occurred and is continuing and that the conditions of this
Section 3. 10 have been fulfilled, and such transfer, grant or release is permitted by the Indenture;



     (C) Mortgagee shall have received a counterpart of the instrument pursuant to which such transfer, grant or release is to be made, and each instrument which Mortgagee is requested to execute in order to effectuate or confirm such transfer, grant or release;



     (D)        Mortgagee shall have received such other instruments,
certificates
(including evidence of authority) and opinions as Mortgagee may reasonably request or as required or authorized under the Indenture, including, but not limited to, opinions that the proposed release is permitted by this
 Section  3.10.



  (b) Any consideration received for a transfer to any Person empowered to exercise the right of eminent domain shall be subject to Section 3.6 hereof.

3.11          FURTHER  ASSURANCES.

     (a)          At its sole cost and without expense to Mortgagee, Mortgagor
shall  do,  execute, acknowledge  and  deliver     any and all such further
reasonable acts, deeds, conveyances,  notices,  requests for  notices,
financing     statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Mortgagee and take any other actions that are reasonably necessary, prudent, or requested by Mortgagee to perfect or continue the perfection and  first  priority of Mortgagee's


                                      20

security interest in the Mortgaged Property, to protect the Mortgaged Property against the rights, claims, or interests of third Persons other than holders of Permitted Liens or to effect the purposes of this Mortgage, including the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.



     (b) Mortgagor shall forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, cause this Mortgage and each instrument of further assurance to be FILED, indexed, registered, recorded, given or delivered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Mortgagee to, the Mortgaged Property.



     3.12 ASSIGNMENT OF RENTS.The assignment of Space Leases and Rents set out above in Granting Clause (E) shall constitute an absolute and present assignment to Mortgagee, subject to the license herein given to Mortgagor to collect the Rents, and shall be fully operative without any further action on the part of any party, and specifically Mortgagee shall be entitled upon the occurrence of an Event of Default hereunder to all Rents, whether or not Mortgagee takes possession of the Mortgaged Property, or any portion thereof and, in connection therewith, Mortgagor irrevocably agrees that all tenants and guarantors of Space Leases (and any other Person liable for Rents) shall be authorized to pay Rents directly to Mortgagee without liability of such tenants, guarantors or such other Persons for the determination of the existence of any Default or Event of Default claimed by Mortgagee. Tenants, guarantors and such other Persons liable for Rents shall be expressly relieved of any and all duty, liability and obligation to Mortgagor in connection with any and all Rents so paid. The absolute assignment contained in Granting Clause (E) shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such Space Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Space Lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property or any part thereof). Mortgagor shall and does hereby indemnify and hold Mortgagee harm-less from, against and in respect of (i) any and all actions, causes of action, suits, claims, demands, judgments, proceedings and investigations (or any appeal thereof or relative thereto or other review thereof), arising out of any Space Lease; and (ii) any and all liabilities, damages, losses, costs, expenses (including counsel fees and expenses and disbursements of counsel) and amounts paid in compromise or settlement, suffered, incurred or sustained by Mortgagee as a result of, or by reason of or in connection with, any of the matters covered by the immediately preceding clause (i).



3.13          EXPENSES.

     (a) Except as otherwise agreed by Mortgagor and the Initial Purchasers, Mortgagor shall pay when due and payable all costs, including without limitation, those reasonable appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, escrow fees, attorneys' and paralegal fees, travel expenses, fees for inspecting architect(s) and engineer(s) and all other reasonable costs and expenses of every character which have been incurred or which may hereafter be incurred by Mortgagee or any assignee of Mortgagee in connection with the preparation and execution of Loan Documents, amendments thereto or instruments, agreements or documents of further assurance, the funding of the Notes secured hereby, and the enforcement of any Loan Document; and



     (b) Mortgagor shall, upon demand by Mortgagee, reimburse Mortgagee or any assignee of Mortgagee for all such reasonable expenses described in
Section 3.13(a) which have been incurred or which shall be incurred by it; and


                                      21

(c) Mortgagor shall indemnify Mortgagee with respect to any transaction or matter or loss, liability, claim, cost, damage or expense of any kind, including reasonable attorneys' fees, in any way connected with any portion of the Mortgaged Property, this Mortgage, including any occurrence at, in, on, upon or about the Mortgaged Property (including any personal injury, loss of life, or property damage), or Mortgagor's use, occupancy, or operation of the Mortgaged Property, or the filing or enforcement of any mechanic's lien, or directly or indirectly resulting from any Hazardous Materials being present or released in, on or around any part of the Mortgaged Property, or in the soil, groundwater or soil vapor on or under the land which has occurred during or prior to Mortgagor's ownership of the Mortgaged Property, or otherwise caused in whole or in part by any act, omission or negligence occurring on or at the Mortgaged Property, including failure to comply with any Legal Requirement or with any requirement of this Mortgage that applies to Mortgagor, unless caused by the gross negligence or willful misconduct of Mortgagee. If Mortgagee is a party to any litigation as to which either Mortgagor is required to indemnify Mortgagee (or is made a defendant in any action of any kind against Mortgagor or relating directly or indirectly to any portion of the Mortgaged Property) then, at Mortgagee's option, Mortgagor shall undertake Mortgagee's defense, using counsel satisfactory to Mortgagee (and any settlement shall be subject to Mortgagee's consent, not to be unreasonably withheld, and in any case shall indemnify Mortgagee against such litigation). Mortgagor shall pay all reasonable costs and expenses, including reasonable legal costs, that Mortgagee pays or incurs in connection with any such litigation. Any amount payable under any indemnity in this Mortgage shall be a demand obligation, shall be added to, and become a part of, the Obligations under this Mortgage, shall be secured by this Mortgage, and shall bear interest at one percent (1 %) per annum in excess of the interest rate on the Notes. Such indemnity shall survive any release of this Mortgage and any foreclosure hereunder.



     3.14 MORTGAGEE'S CURE OF MORTGAGOR'SDefault. If Mortgagor defaults in the payment of any tax, assessment, lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Mortgage or any Loan Document unless Mortgagor is contesting in good faith such Imposition and posts an adequate bond therefor or deposits in a segregated account a reserved amount equal to such Contested Imposition, Mortgagee may, but is not obligated to, to preserve its interest in the Mortgaged Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Mortgagee in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Mortgagee, together with interest thereon at one percent (I %) per annum in excess of the interest rate on the Notes from the date incurred until paid by Mortgagor, shall be added to the Obligations and secured by the lien of this Mortgage. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Mortgagor or any Person in possession holding under Mortgagor. No exercise of any rights under this Section by Mortgagee shall cure or waive any Default or Event of Default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.



3.15          COMPLIANCE  WITH  PERMITTED  LIEN  AGREEMENTS.Mortgagor or any
Affiliate  of  Mortgagor shall  comply      with each and every material
obligation imposed upon it and contained in any agreement pertaining to a material Permitted Lien.



     3.16 DEFENSE OF ACTIONS.Mortgagor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Mortgagee, and shall pay all costs and expenses, including cost of title search and insurance or other evidence of title, preparation of survey, and reasonable attorneys' fees in any such action or proceeding in which Mortgagee may appear or may be joined as a party and in any suit brought by Mortgagee based upon or in connection



                                      22

with this Mortgage or any Loan Document. Nothing contained in this section shall, however, limit the right of Mortgagee to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Mortgagor, and all payments made and reasonable costs incurred or paid by Mortgagee in connection therewith (including without limitation, attorneys' fees and expenses) shall be payable by Mortgagor on demand, accruing interest thereon from the date(s) incurred until paid, at one percent (1 %) per annum in excess of the interest rate on the Notes, and such amounts shall be included in the Obligations secured hereby.



3.17          SUBSIDIARIES  ANDAffiliates.

(a) Subject to Mortgage. Mortgagor shall cause all of its Subsidiaries in any way involved with the operation of the Mortgaged Property or the Project to observe the covenants and conditions of this Mortgage to the extent necessary to give the full intended effect to such covenants and conditions and to protect and preserve the security of Mortgagee hereunder. Mortgagor shall, at Mortgagee's request, cause any such Affiliate to execute and deliver to Mortgagee such further instruments or documents as Mortgagee may reasonably deem necessary to effectuate the terms of this Section 3.17.



(b) RESTRICTION ON USE OF SUBSIDIARY OR AFFILIATE. Mortgagor shall not use any Affiliate in the operation of the Mortgaged Property or the Project if such use would in any way impair the security for the Notes and the Indenture or circumvent any covenant or condition of this Mortgage or of any other Loan Document.


     3.18 TITLE INSURANCE. Concurrently with the execution and delivery of this Mortgage, Mortgagor shall cause to be delivered to Mortgagee at Mortgagor's expense, one or more ALTA extended coverage Mortgagee's Policies of Title Insurance (1970) showing fee title to the real property situated in the City of Bossier City, Parish of Bossier or Parish of Caddo, State of Louisiana, more specifically described in "Exhibit B" attached hereto, vested in Mortgagor and the lien of this Mortgage to be a perfected lien, prior to any and all encumbrances other than Permitted Liens, and subject only to such exceptions and with such endorsements as shall be satisfactory to Mortgagee (including without limitation, zoning (including parking), access, contiguity (if the Land constitutes more than one parcel), comprehensive REM, extended coverage (deletion of general exceptions listed in Schedule B) and a waiver of the arbitration clause). The title insurer shall obtain reinsurance in such amounts as Mortgagee shall require.



     3.19 REPRESENTATIONS AND WARRANTIES REGARDING, HAZARDOUSMaterials. Before signing this Agreement, Mortgagor researched and inquired into the previous uses and owners of the Mortgaged Property. In the event that Mortgagor learns, or has reason to believe, that any of the following representations and warranties are not true, Mortgagor hereby covenants to give notice thereof to Mortgagee immediately. Mortgagor hereby represents and warrants that to the best of its knowledge:



     (a) there are no pending or threatened actions, suits, claims, legal proceedings or any other proceedings based on Environmental Conditions, Environmental Noncompliance or Permitting Noncompliance at the Mortgaged Property, or any part thereof, or otherwise arising from the activities of Mortgagor or any other Person at the Mortgaged Property involving Hazardous Materials, including proceedings under any Environmental Laws based on the off-site transportation, treatment, storage, recycling or disposal of Hazardous Materials generated by Mortgagor or any other Person;



(b) there are no conditions, facilities, procedures or any other facts or circumstances at the Mortgaged Property which constitute Environmental Noncompliance or Permitting Noncompliance;

                                      23

     (c) there are no structures, improvements, equipment, activities, fixtures or facilities on the Mortgaged Property which are constructed with, use or otherwise contain asbestos-containing construction materials in violation of applicable law. For the purposes of this Subsection 3.19(c): (1) "asbestos " means fibrous forms of various hydrated minerals, including chrysotile (fibrous serpentine), crocidolite (fibrous reibecktite), amosite (fibrous cummingtonite-grunerite), fibrous tremolite, fibrous actinolite, and fibrous anthophyllite; (2) "asbestos-containing materials" means any manufactured construction material which contains more than one-tenth (1 / IO) of one percent (1 %) asbestos by weight;



(d) no portion of the Mortgaged Property, activities, or facilities thereon uses Hazardous Materials in violation of applicable law or equipment containing polychlorinated biphenyls;



(e) there are no processes, facilities, operations, equipment or any other activities on the Mortgaged Property which currently result in the release or threatened release of Hazardous Materials into the environment, or which otherwise contribute to Environmental Conditions, except to the extent that such releases or threatened releases do not constitute a condition of Environmental Noncompliance, and the Project is being designed and constructed so that upon completion there will be no condition of Environmental Noncompliance; and



(f) there are no underground storage tanks, or underground piping associated with tanks, used for the management of Hazardous Materials at the Mortgaged Property which do not have a full secondary containment system in place, or are not otherwise installed in accordance with applicable law, and there are no abandoned underground storage tanks at the Mortgaged Property which have not been either abandoned in place or removed pursuant to a permit issued by a Governmental Authority.



3.20          COVENANTS  REGARDING  HAZARDOUS  MATERIALS.

(a) COMPLIANCE REGARDING HAZARDOUS MATERIALS. Mortgagor shall comply, and shall use commercially reasonable efforts to cause all tenants and any other Persons who may come upon the Mortgaged Property to comply, with all Environmental Laws. Mortgagor also has complied and shall comply with the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Mortgaged Property to the extent required to effect compliance with all Environmental Laws applicable or pertaining to the Mortgaged Property.



     (b) NOTICES REGARDING HAZARDOUS MATERIALS. Mortgagor shall promptly notify Mortgagee if it knows, suspects or believes (1) that there are or may be any Hazardous Substance in, on or under the Mortgaged Property, or in the soil, groundwater or soil vapor on or under the Mortgaged Property, in violation of Environmental Laws, (2) that Mortgagor or the Mortgaged Property is likely to be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, (3) that there is any condition on any real property adjoining or in the vicinity of the Mortgaged Property that is likely to cause the Mortgaged Property or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law, or (4) that any third party has made or threatened to bring a claim against Mortgagor from any Hazardous Materials.



     (c) REMEDIAL WORK. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "REMEDIAL WORK") is reasonably necessary or required under any applicable, local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or into the air, soil, groundwater, surface water or soil vapor at, on, about,



                                      24

under or within the Mortgaged Property (or any portion thereof), Mortgagor shall promptly notify Mortgagee thereof and, within thirty (30) days after written demand for performance thereof by Mortgagee (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform or cause to be commenced, and thereafter diligently prosecuted to completion, all such Remedial Work. All Remedial Work shall be performed by one or more contractors, reasonably selected by Mortgagor and under the supervision of a consulting engineer nominated by Mortgagor and approved in advance in writing by Mortgagee (which approval shall not be unreasonably withheld or delayed). All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Mortgagor's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor, following notice from Mortgagee shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, together with interest thereon at one percent (I %) per annum in excess of the interest rate on the Notes from the date incurred until paid by Mortgagor, shall become part of the Obligations secured hereby. Notwithstanding the foregoing, in the event that any circumstances arise which require immediate action by Mortgagor, Mortgagor shall be allowed to commence such remediation work without the prior approval of Mortgagee, provided that such Remedial Work is performed in compliance with applicable law and provided that Mortgagor provides the notices and obtains the consents described above within a reasonable time hereafter.



3.21 SITE VISITS, OBSERVATIONS AND TESTING,.Mortgagee and its agents and representatives shall have the right at any reasonable time to enter and visit the
Mortgaged Property for the purpose of observing the Mortgaged Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Mortgaged Property. Mortgagee and its agents and representatives have no duty, however, to visit or observe the Mortgaged Property or to conduct tests, and no site visit, observation or testing by Mortgagee shall impose any liability on Mortgagee. In no event shall any site visit, observation or testing by Mortgagee be a representation that Hazardous Materials are or are not present in, on or under the Mortgaged Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Materials or any other applicable Legal Requirement. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by Mortgagee. Mortgagee owes no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Materials or any other adverse condition affecting the Mortgaged Property; provided, however, that in the event
Mortgagee has actual knowledge of the presence of Hazardous Materials on the Mortgaged Property, or any other adverse condition affecting the Mortgaged
Property, Mortgagee shall use its best efforts to inform Mortgagor of the presence of such Hazardous Materials. Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor's use of the Mortgaged Property in exercising any rights provided in this Section.



                                  ARTICLE 4

                         CORPORATE LOAN PROVISIONS

                    4.1     INTERACTION WITH INDENTURE.

(a) INCORPORATION BY REFERENCE. Any capitalized term used in this Mortgage without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.



                                      25

     (b) CONFLICTS. Notwithstanding any other provision of this Mortgage, the terms and provisions of this Mortgage shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Mortgagor with a particular cure or notice period, or establishes any limitations or conditions on Mortgagee's actions with regard to a particular set of facts, Mortgagor shall be entitled to the same cure periods and notice periods, and Mortgagee shall be subject to the same limitations and conditions, under this Mortgage, as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Mortgage; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Mortgage. In the event of any conflict or inconsistency between the provisions of this Mortgage and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.



     4.2 OTHERCollateral. This Mortgage is one of a number of security agreements to secure the debt delivered by or on behalf of Mortgagor pursuant to the Indenture and the other Loan Documents and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under any of the Loan Documents or otherwise (such as by separate future unrecorded agreement between Mortgagor and Mortgagee), other collateral for the Obligations secured hereunder (i.e., collateral other than the Mortgaged Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Mortgage. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Mortgaged Property created and continued by this Mortgage. No such release shall impair the priority of the lien of this Mortgage. By accepting its interest in the Mortgaged Property, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Mortgagee.



                                  ARTICLE 5

                           DEFAULTS AND REMEDIES

    5.1 EVENT OFDefault. The terms "Default" and "Event of Default," wherever used in this Mortgage, shall mean any one or more of the defaults or events of default listed in Section 6.01 of the Indenture, subject to such cure rights as may be expressly set forth in the Indenture.



     5.2 ACCELERATION OF MATURITY.If a Default or an Event of Default occurs, Mortgagee may (except that such acceleration shall be automatic if the Default or Event of Default is caused by a Mortgagor's or any Guarantor's Bankruptcy), in accordance with Section 6.02 of the Indenture, declare the Notes and all indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Mortgagor waives) notwithstanding anything in this Mortgage or any Loan Document or applicable law to the contrary.



     5.3 PROTECTIVEAdvances. If Mortgagor fails to make any payment or perform any other obligation under the Notes or any other Loan Document, then without thereby limiting Mortgagee's other rights or remedies, waiving or releasing any of Mortgagor's obligations, or imposing any obligation on Mortgagee, Mortgagee may either advance any amount owing or perform any or all actions that Mortgagee considers necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Mortgagee shall cure, or be deemed a waiver of, any Default or Event of Default.


                                      26

     5.4 INSTITUTION OF EQUITY PROCEEDINGS. If a Default or an Event of Default occurs, Mortgagee may institute an action, suit or proceeding in equity for specific performance of this Mortgage, the Notes or any Loan Document, all of which shall be specifically enforceable by injunction or other equitable remedy. Mortgagor waives any defense based on laches or any applicable statute of limitations.



5.5          MORTGAGEE'S  POWER  OF  ENFORCEMENT.

     (a) If a Default or an Event of Default occurs, Mortgagee shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, written declaration of default and demand for sale and written Notice of Breach and Election to Sell (or other statutory notice) to cause the Mortgaged Property to be sold to satisfy the obligations hereof.



     (b) After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, including compliance with all applicable Gaming Laws, Mortgagee without demand on Mortgagor, shall sell the Mortgaged Property or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in LAWFUL money of the United States payable at the time of sale. Mortgagee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Mortgagee may postpone such sale by public announcement at the time FIXED by the preceding postponement. Mortgagee shall execute and deliver to the purchaser its Deed, Bill of Sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Mortgagee, may bid at the sale.



     (c) After deducting all costs, fees and expenses of Mortgagee and of this Mortgage, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Mortgagee in connection with a sale, Mortgagee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the interest rate on the Notes then to the payment of all other Obligations then secured hereby and the remainder, if any, to the Person or Persons legally entitled thereto as provided by applicable law.



(d) If any Default or Event of Default occurs, Mortgagee may, either with or without entry or taking possession of the Mortgaged Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Mortgagee thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Notes, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Mortgage in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property or security agreements concerning personal property and to sell, as an entirety
 .or in separate lots or parcels, the Mortgaged Property or any portion thereof pursuant to the laws of the State of Louisiana or under the judgment or decree of a court or courts of competent jurisdiction, and Mortgagee shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Indenture; and (4) to pursue any other remedy available to it. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine.

                                      27

  5.6     MORTGAGEE'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY
                                   INCOME.

     (a) If a Default or an Event of Default occurs, (i) Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession and, if and to the extent permitted by law, Mortgagee itself, or such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, without liability for trespass, damages or otherwise, and may exclude Mortgagor and its agents and employees wholly therefrom and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (ii) Mortgagor shall pay monthly in advance to Mortgagee on Mortgagee's entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.



     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of such property to Mortgagee and Mortgagor hereby specifically consents to the entry of such judgment or decree. Mortgagor shall pay to Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.



     (c) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:



     (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;



(ii)          insure  or  keep  the  Mortgaged  Property  insured;

(iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in their name or otherwise with respect to the same;



     (iv) enter into agreements with others to exercise the powers herein granted Mortgagee, all as Mortgagee from time to time may determine; and, subject to the absolute assignment of the Space Leases and Rents to Mortgagee, Mortgagee may collect and receive all the Rents, including those past due as well as those accruing thereafter (and in connection therewith, further reference is made hereby to Section 3.12 hereof); and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (1) the payment of interest and principal due and payable on the Notes; (2) the deposits for taxes and assessments and insurance premiums due; (3) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee; and (5) any other charges or costs required to be paid by Mortgagor under the terms hereof; or



(v) rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Mortgage.



Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of



                                      28

   the terms of the Indenture or this Mortgage, shall have been paid and all defaults made good. The SAME right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.



     5.7 SPACE LEASES.Mortgagee is authorized to foreclose this Mortgage subject to the rights, if any, of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property, or any portion thereof. Unless otherwise agreed by Mortgagee in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Mortgage; provided, however, that (i) Mortgagee may be required to execute a non-disturbance and attorney agreement in connection with certain lease transactions in form and substance satisfactory to Mortgagee; and (ii) from time to time Mortgagee may execute and record among the conveyance records of the jurisdiction where this Mortgage is recorded, subordination statements with respect to such of said Space Leases as Mortgagee may designate in its sole discretion, whereby the Space Leases so designated by Mortgagee shall be made superior to the lien of this Mortgage for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the lien of this Mortgage and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that Mortgagor and Space Lessee recognize the right of Mortgagee to elect and to effect such subordination of this Mortgage and each of them consents thereto.



5.8 PURCHASE BY MORTGAGEE.Upon any foreclosure sale (whether judicial or nonjudicial), Mortgagee may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.



     5.9 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS.Mortgagor agrees to the FULL extent permitted by law that if a Default or an Event of Default occurs, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, including without limitation, the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724 and all other laws conferring the same, the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721, the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721, the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722, and the benefits of the other provisions of Louisiana Code of Civil Procedure Articles 233t, 2722 and 2723 not specifically mentioned above, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Mortgagor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.



     5.10 SUITS TO PROTECT THE MORTGAGED PROPERTY.Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged



                                      29

Property, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.



     5.11 PROOFS OF CLAIM. In the case of any receivership, Insolvency, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, any Affiliate or any guarantor, co-maker or endorser of any of Mortgagor's obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Notes or any other Loan Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.



5.12 MORTGAGORto Pay THENotes ONAny Default INPayment; Application of Monies by Mortgagee.



     (a) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment from Mortgagor of any additional amounts then remaining due and unpaid and to recover judgment against Mortgagor for any portion thereof remaining unpaid, with interest at the interest rate on the Notes.



     (b) Mortgagor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Mortgagee or other action by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Mortgagee hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.



(c) Any monies collected or received by Mortgagee under this Section 5.12 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee, and the balance remaining shall be applied to the payment of amounts due and unpaid under the Notes.



(D) The provisions of this Section shall not be deemed to limit or otherwise modify the provisions of any guaranty of the indebtedness evidenced by the Notes.



     5.13          DELAY  OR  OMISSION,  NOWaiver.   No delay or omission of
Mortgagee or Noteholder to exercise any right, power or remedy upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Default or Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee whether contained herein or in the Indenture or otherwise available to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.



     5.14 NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER.No waiver of any Default or Event of Default hereunder shall extend to or affect any subsequent or any other Default or Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee or a majority of Noteholders, to the extent applicable under the Indenture, (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment



                                      30

thereof; (c) waives or does not exercise any right granted in the Notes, the Indenture, this Mortgage or any other Loan Document; (d) releases any part of the Mortgaged Property from the lien or security interest of this Mortgage or any other instrument securing the Notes; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any servitude or easement on the Land; or (g) makes or consents to any agreement changing the terms of this Mortgage or any Loan Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Notes, this Mortgage or any other Loan Document or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, surety or guarantor. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Default or Event of Default then existing or of any subsequent Default or Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien or security interest of this Mortgage be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or (g) above of this Section 5.14. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any Person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer a Default or an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Mortgage or any Loan Document, (i) in the case of any non-monetary Default or Event of Default, Mortgagee may continue to accept payments due hereunder without thereby waiving the existence of such or any other Default or Event of Default and (ii) in the case of any monetary Default or Event of Default, Mortgagee may accept partial payments of any sums due hereunder without thereby waiving the existence of such Default or Event of Default if the partial payment is not sufficient to completely cure such Default or Event of Default.



     5.15 DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED.If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.



     5.16 REMEDIES CUMULATIVE.No right, power or remedy, including without limitation remedies with respect to any security for the Notes, conferred upon or reserved to Mortgagee by the Guarantees, this Mortgage or any other Loan Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any Loan Document, now or hereafter existing at law, in equity or by statute, and Mortgagee shall be entitled to resort to such rights, powers, remedies or security as Mortgagee shall in its sole and absolute discretion deem advisable. The rights and remedies of Mortgagee upon the occurrence of one or more defaults by Mortgagor may be exercised by Mortgagee, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order. The exercise by Mortgagee of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Mortgagee might have unless, and limited to the extent that, Mortgagee shall so elect. Without limiting the generality of the foregoing, to the extent that this Mortgage or any other Loan Document covers the


                                     31

 real property and personal property, Mortgagee may, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order:


     (a) Proceed as to both the real property, the personal property and other collateral in accordance with Mortgagee's rights and remedies in respect to the real property; or



     (b) Proceed as to the real property in accordance with Mortgagee's rights and remedies in respect to the real property and proceed as to the personal property and other collateral in accordance with Mortgagee's rights and remedies in respect to the personal property and other collateral.



If Mortgagee should elect to proceed as to both the real property, the personal property and other collateral in accordance with Mortgagee's rights and remedies in respect to real property:



     (a) All the real property and all the personal property and other collateral may be sold, in the manner and at the time and place provided in this Mortgage or in any other Loan Document, as the case may be, in one lot, or in separate lots consisting of any combination or combinations of the real property, the personal property and other collateral, as Mortgagee may elect, in the sole discretion of Mortgagee; and



     (b) Mortgagor acknowledges and agrees that a disposition of the personal property and other collateral in accordance with Mortgagee's rights and remedies in respect to real property, as herein above provided, is a commercially reasonable disposition of the collateral.



     If Mortgagee should elect to proceed as to the personal property and other collateral in accordance with Mortgagee's rights and remedies in respect to personal property and other collateral, Mortgagee shall have all the rights and remedies conferred on a secured party by any Loan document relating thereto or otherwise by applicable law.



     5.17 INTEREST AFTER EVENTof Default. If a Default an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Notes and this Mortgage shall bear interest at one percent (I %) per annum in excess of the interest rate on the Notes until such Default or Event of Default has been cured. Mortgagor's obligation to pay such interest shall be secured by this Mortgage.



     5.18 FORECLOSURE;Expenses OF LITIGATION.If Mortgagee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to Mortgagee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Mortgagee may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage or any Loan Document, the Mortgaged Property or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any



                                      32

proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the interest rate on the Notes, and shall be secured by this Mortgage. Mortgagee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.



     5.19 DEFICIENCY JUDGMENTS.If after foreclosure of this Mortgage or Mortgagee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Notes or hereunder or any amounts secured hereby, and Mortgagee shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at one percent (I %) per annum in excess of the interest rate on the Notes. Mortgagor waives any defense to Mortgagee's recovery against Mortgagor of any deficiency after any foreclosure sale of the Mortgaged Property. Mortgagor expressly waives any defense or benefits that may be derived from any statute granting Mortgagor any defense to any such recovery by Mortgagee. In addition, Mortgagee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in
Section 5.18 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof and/or the extinguishment of the lien hereof.



     5.20 WAIVER OFJury TRIAL.TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGEE AND MORTGAGOR EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE NOTES, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT. ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.



     5.21 EXCULPATION OF MORTGAGEE.The acceptance by Mortgagee of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee, be deemed or construed to make Mortgagee a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Mortgagee to appear in or defend any action or proceeding relating to the Space Leases, the Rents or the Mortgaged Property, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Space Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Mortgagee, nor shall Mortgagee, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.



     5.22 CONFESSION OF JUDGMENT.Solely for purposes of executory process under Louisiana law, Mortgagor does hereby acknowledge the Obligations and CONFESS JUDGMENT in favor of Mortgagee for the FULL amount of the Obligations.



     5.23 SET-OFF. Upon the occurrence of any Default or Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee or any third party depository for the benefit of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to the Mortgage.



     5.24 KEEPER.In the event the Mortgaged Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, Mortgagor and the Mortgagee agree that the court



                                      33

issuing any such order shall, if petitioned for by Mortgagee, direct the applicable sheriff to appoint as a keeper of the Mortgaged Property, the Mortgagee or any agent designated by Mortgagee or any person named by Mortgagee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136 through 5140.2, inclusive, as the same may be amended, and the Mortgagee shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Mortgaged Property, an amount equal to $250.00 per day, which shall be payable monthly on the first day of each month and shall be included as Obligations secured by this Mortgage. The designation of keeper made herein shall not be deemed to require the Mortgagee to provoke the appointment of such a keeper.



     5.25 AUTHENTIC EVIDENCE.Any and all declarations of facts made by authentic act before a notary public in the presence of two (2) witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process.
Mortgagor specifically agrees that such an affidavit by a representative of Mortgagee as to the existence, amount, terms and maturity of the Obligations secured hereunder and of a Default or an Event of Default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.



                                  ARTICLE 6

                          MISCELLANEOUS PROVISIONS

     6.1 HEIRS, SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES.Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included, and subject to the limitations set forth in Section 3. 10, all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee shall bind and inure to the benefit of its heirs, successors and assigns, whether so expressed or not.



     6.2 AddressesFOR NOTICES, Etc. Any notice, report, demand or other instrument authorized or required to be given or furnished under this Mortgage to Mortgagor or Mortgagee shall be deemed given or furnished (i) when addressed to the party intended to receive the same, at the address of such party set forth below, and delivered at such address or (ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, whether or not the same is actually received by such party:



Mortgagee:          First  Union  Bank  of  Connecticut 10 State Street Square
Hartford,  Connecticut  06103-3698
Attn:          Corporate  Trust  Administration
Ph:          (203)  247-1353
Fax:          (860)  247-1356


                                      34

                  With copies to:     Brian Christaldi, Esq.
         Kaye, Scholer, Fierman, Hays & Handler, LLP 425 Park Avenue
                                  12th Floor
                           New York, New York 10022
                            Ph:     (212) 836-7447
                           Fax:     (212) 836-7152

 Mortgagor:     Casino Magic of Louisiana, Corp. 1701 Old Minden Road Bossier
                            City, Louisiana 71111
                      Attn:     Robert A. Callaway, Esq.
                            Ph:     (318) 746-0711
                           Fax:     (318) 746-0853



     6.3 CHANGE OF NOTICE ADDRESS.Any person may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed to that Person, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.



     6.4 HEADINGS.The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.



     6.5 INVALID PROVISIONS TO AFFECT NOOthers. In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Indenture or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Notes, the Indenture, the Guarantees or any other Loan Document shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Mortgagor waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.



     6.6 CHANGES AND PRIORITY OVER INTERVENING LIENS.Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.



6.7          ESTOPPEL  CERTIFICATES.Within  ten  (10)  Business  Days  after
Mortgagee's written request, Mortgagor shall from time to time execute a certificate, in recordable form (an "ESTOPPEL CERTIFICATE"), stating,
except     to the extent it would be inaccurate to so state: (a) the current amount of the Obligations secured hereunder and all elements thereof, including principal, interest, and all other elements; (b) Mortgagor has no defense, offset, claim, counterclaim, right of recoupment, deduction, or reduction against any of the Obligations secured hereunder; (c) none of the Loan Documents have been amended, whether orally or in writing; (d) Mortgagor has no claims against Mortgagee of any kind; (e) any Power of Attorney granted to Mortgagee is in FULL force and effect; and (f) such other matters relating to this Mortgage, any Loan Documents and the relationship of Mortgagor and Mortgagee, as Mortgagee shall request. In addition, the Estoppel Certificate shall set forth the reasons why it would be inaccurate to make any of the foregoing assurances ("a" through "f").

                                      35

   6.8 GOVERNING! LAW.This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of
          Louisiana, without regard to its choice of law provisions.



     6.9 REQUIRED Notices. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following and shall immediately provide Mortgagee a copy of the notice or documents referred to: (i) receipt of notice from any Governmental Authority relating to all or any material part of the Mortgaged Property if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (ii) receipt of any notice from any tenant leasing all or any material portion of the Mortgaged Property if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (iii) receipt of notice from the holder of any Permitted Lien relating to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (iv) the commencement of any proceedings or the entry of any judgment, decree or order materially affecting all or any portion of the Mortgaged Property or which involve the potential liability of Mortgagor or its Affiliates in an amount in excess of $10,000,000 (other than for personal injury actions and related property damage suits which have been acknowledged by the insurer to be covered by such insurance); or (v) commencement of any judicial or administrative proceedings or the entry of any judgment, decree or order by or against or otherwise affecting Mortgagor or any Affiliate of Mortgagor, a material portion of the Mortgaged Property or any other action by any creditor or lessor thereof as a result of any default under the terms of any Space Lease.



     6.10          ATTORNEYS'Fees.    Without  limiting  any other provision
contained herein, Mortgagor agrees to pay all costs of Mortgagee incurred in connection with the enforcement of this Mortgage or the taking of this Mortgage as security for the repayment of the Notes, including without limitation all reasonable attorneys' fees whether or not suit is commenced, and including, without limitation, fees incurred in connection with any probate, appellate, bankruptcy, deficiency or any other litigation proceedings, all of which sums shall be secured hereby.



     6.11 LATE CHARGES.By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right to collect any late charge thereon or interest thereon at the interest rate on the Notes, if so provided, not then paid or its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay any amounts not so paid.



     6.12 COST OF ACCOUNTING!.Mortgagor shall pay to Mortgagee, for and on account of the preparation and rendition of any accounting, which Mortgagor may be entitled to require under any law or statute now or hereafter providing therefor, the reasonable costs thereof.



     6.13 RIGHT OF ENTRV.Subject to compliance with applicable Gaming Laws, Mortgagee may at any reasonable time or times make or cause to be made entry upon and inspections of the Mortgaged Property or any part thereof in Person or by agent; provided that Mortgagee shall use its best efforts not to interfere with Mortgagor's operations on the Property.



     6.14 CORRECTIONS.Mortgagor shall, upon request of Mortgagee, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the execution or acknowledgement hereof, and shall execute, acknowledge and deliver, such further instruments and do such further acts as may be necessary or as may be reasonably requested by Mortgagee to carry out more effectively the purposes of this Mortgage, to subject to the lien and security interest hereby created any of Mortgagor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.


                                      36

     6.15 PRESCRIPTION.To the fullest extent allowed by the law, the right to plead, use or assert any statute of limitations or defense of prescription as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Mortgage or any rights hereunder, is hereby waived by Mortgagor.



6.16        SUBROGATION.Should the proceeds of the loan made by Mortgagee to
Mortgagor,
repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by
Mortgagee,  be          used  directly or indirectly to pay off, discharge, or
satisfy, in whole or in part, any prior or superior lien or encumbrance upon the Mortgaged Property, or any part thereof, then, as additional security hereunder, Mortgagee shall be subrogated to any and all rights, superior titles, liens, and equities owned or claimed by any owner or holder of said outstanding liens, charges, and indebtedness, however remote, regardless of whether said liens, charges, and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.



     6.17 JOINT AND SEVERAL LIABILITY . All obligations of Mortgagor hereunder, if more than one, are joint and several (i.e., solidary). Recourse for deficiency after sale hereunder may be had against the property of Mortgagor, without, however, creating a present or other lien or charge thereon.



6.18 CONTEXT.In this Mortgage, whenever the context so requires, the neuter includes the masculine and feminine, and the singular including the plural, and vice versa.



     6.19       TIME.  Time is of the essence of each and every term, covenant
and  condition  hereof.    Unless otherwise specified herein, any reference to
"days"  in  this  Mortgage  shall  be  deemed  to  mean  "calendar  days."



     6.20 INTERPRETATION.As used in this Mortgage unless the context clearly requires otherwise: The terms "herein" or "hereunder" and similar terms without reference to a particular section shall refer to the entire Mortgage and not just to the section in which such terms appear; the term "lien" shall also mean a security interest, and the term "security interest" shall also mean a lien.



     6.21 AMENDMENTS.This Mortgage cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought and only as permitted by the provisions of the Indenture.



     6.22 RELEASE OF MORTGAGED PROPERTY. If pursuant to Section 4.09 of the Indenture, Mortgagor is permitted to encumber the Casino Magic-Bossier City Hotel, that portion of the Land upon which the Casino Magic-Bossier City Hotel is located, or any portion thereof, then, upon the satisfaction of any and all conditions set forth in such Section and Section 10.03 of the Indenture, Mortgagee shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such encumbrance, free from the lien of this Mortgage, but in any event in form and substance satisfactory to Mortgagee.



     6.23 GAMING LAWS AND REGULATIONS.Mortgagor and Mortgagee acknowledge that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R. S. 4:50 1, et @., the Louisiana Gaming Control Law, La. R. S. 27:1-3, 1 126, 31 and 32, and the regulations promulgated pursuant to each such law, all as amended from time to time. Mortgagor and Mortgagee further acknowledge that the Gaming License held by Mortgagor is not part of the collateral of this Mortgage and that, under the above described legislation and rules


                                      37

promulgated thereunder, the Mortgagee may be precluded from or otherwise limited in taking possession of or selling the collateral of this Mortgage under the Defaults and Remedies provisions of this Mortgage. Mortgagor and Mortgagee also acknowledge that due to various legal restrictions, including, without limitation, licensing of operators of gaining facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.



                                  ARTICLE 7

                             POWER OF ATTORNEY

     7.1 GRANT of Power. Mortgagor irrevocably appoints Mortgagee and any successor thereto as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable only during the continuance of a Default or an Event of Default to act for Mortgagor in its name, place and stead as hereinafter provided:



     (a) Possession and Completion. To take possession of the Land and the Project, remove all employees, contractors and agents of Mortgagor therefrom, complete or attempt to complete the work of construction of the Project, and market, sell or lease the Land and the Project.



     (b) PLANS. To make such additions, changes and corrections in the current Plans as may be necessary or desirable, in Mortgagee's reasonable discretion, or as it deems proper to complete the restoration of the Project.



     (c)          Employment of  Others.    To  employ  such  contractors,
subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Mortgagee, in its discretion, deems proper for the restoration of the Project, for the protection or clearance of title to the Land or for the protection of Mortgagee's interests with respect thereto.



(d) SECURITY GUARDS.To employ watchmen to protect the Land and the Project from injury.

     (e) COMPROMISE Claims. To pay, settle or compromise all bills and claims then existing or thereafter arising against Mortgagor, which Mortgagee, in its discretion, deems proper for the protection or clearance of title to the Land or for the protection of Mortgagee's interests with respect thereto.



(f) LEGAL PROCEEDINGS.To prosecute and defend all actions and proceedings in connection with the Land or the Project.



     (g) OTHER ACTS.To execute, acknowledge and deliver all other instruments and documents in the name of Mortgagor that are necessary or desirable, to exercise Mortgagor's rights under all contracts concerning the Land or the Project, including, without limitation, under any Space Leases, and to do all other acts with respect to the Land or the Project that Mortgagor might do on its own behalf, as Mortgagee, in its reasonable discretion, deems proper.


                                      38

 THIS DONE AND PASSED, in multiple originals, on the day and in the month and year herein above first written, in the presence of the undersigned witnesses who hereunto sign their names with Mortgagor and me, Notary, after due reading the whole.



                                  WITNESSES:



                                  MORTGAGOR:

                       CASINO MAGIC OF LOUISIANA, CORP.

                                     By: /s/ Robert A. Callaway
                                    Name: Robert A. Callaway
                                    Title: Executive Vice President, General
Council


                                /s/ Veronica Caban
                                NOTARY PUBLIC





                                      39

                                                 EXHIBIT "A"
               RESOLUTIONS OF MORTGAGOR AUTHORIZING TRANSACTION



                               A-1

                          EXHIBIT "B"
                     DESCRIPTION OF THE LAND

                               B-1

                     TABLE OF CONTENTS
                                                                   PAGE

       ARTICLE I     PURPOSES; DEFINITIONS                            2

       1.1 Purposes                                                   2
       1.2 Definitions                                                2
       1.3 Undefined Terms                                           11
      1.4 Amendment of Defined Instruments                           11

       ARTICLE 2 LIENS AND SECURITY INTEREST                         11

       2.1 Hypothecation                                            11

       ARTICLE 3  COVENANTS OF MORTGAGOR                             14

       3.1 Performance of Loan Documents                             14
      3.2 General Representations, Covenants and Warranties          14
      3.3 Compliance with Legal Requirements                         15
      3.4 Taxes                                                      15
      3.5 Insurance                                                  15
      3.6 Condemnation                                               17
      3.7 Care of Mortgaged Property                                 17
      3.8 Space Leases                                               18
    3.9 Further Encumbrance                                          19
      3.10 Partial Releases of Mortgaged Property                    20
      3.11 Further Assurances                                        20
      3.12 Assignment of Rents                                       21
      3.13 Expenses                                                  21
      3.14 Mortgagee's Cure of Mortgagor's Default                   22
      3.15 Compliance with Permitted Lien Agreements                 22
      3.16 Defense of Actions                                        22
      3.17 Subsidiaries and Affiliates                               23
      3.18 Title Insurance                                           23
   3.19 Representations and Warranties Regarding Hazardous Materials 23
       3.20 Covenants Regarding Hazardous Materials                  24
       3.21 Site Visits, Observations and Testing                    25
          ARTICLE 4  CORPORATE LOAN PROVISIONS                       25

      4.1 Interaction with Indenture                                 25
        4.2 Other Collateral                                         26

       ARTICLE 5 DEFAULTS AND REMEDIES                               26

      5.1 Event of Default                                           26
    5.2 Acceleration of Maturity                                     26
      5.3 Protective Advances                                        26
      5.4 Institution of Equity Proceedings                          27

                                     i

                                                                     Page

 5.5 Mortgagee's Power of Enforcement                                  27
    5.6 Mortgagee's Right to Enter and Take Possession, Operate and Apply
     Income                                                            28
 5.7 Space Leases                                                      29
  5.8 Purchase by Mortgagee                                            29
5.9 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws
                                                                       29
 5.10 Suits to Protect the Mortgaged Property                          29
5.11 Proofs of Claim                                                   30
5.12  Mortgagor  to  Pay  the  Notes on Any Default in Payment; Application of
Monies  by  Mortgagee                                                  30
5.13  Delay  or  Omission;  No  Waiver                                 30
5.14  No  Waiver  of  One Default to Affect Another                    30
5.15  Discontinuance  of  Proceedings;  Position of Parties Restored   31
5.16  Remedies  Cumulative                                             31
5.17  Interest  After  Event  of  Default                              32
5.18  Foreclosure;  Expenses  of Litigation                            32
5.19  Deficiency  Judgments                                            33
5.20  Waiver  of  Jury  Trial                                          33
5.21  Exculpation  of  Mortgagee                                       33
5.22  Confession  of  Judgment                                         33
5.23  Set-Off                                                          33
5.24  Keeper                                                           33
5.25  Authentic  Evidence                                              34

ARTICLE  6  MISCELLANEOUS  PROVISION                                        34

6.1  Heirs,  Successors  and  Assigns  Included  in Parties                 34
6.2  Addresses  for  Notices,  Etc                                          34
6.3  Change  of  Notice  Address                                            35
6.4  Headings                                                               35
6.5  Invalid  Provisions  to  Affect  No  Others                            35
6.6  Changes  and  Priority  Over  Intervening  Liens                       35
6.7  Estoppel  Certificates                                                 35
6.8  Governing  Law                                                         36
6.9  Required  Notices                                                      36
6.10  Attorneys'  Fees                                                      36
6.11  Late  Charges                                                         36
6.12  Cost  of  Accounting                                                  36
6.13  Right  of  Entry                                                      36
6.14  Corrections                                                           36
6.15  Prescription                                                          37
6.16  Subrogation                                                           37
6.17  Joint  and  Several  Liability                                        37
6.18  Context                                                               37
6.19  Time                                                                  37
6.20  Interpretation                                                        37
6.21  Amendments                                                            37
6.22  Release  of  Mortgaged  Property                                      37
6.23  Gaming  Laws  and  Regulations                                        37

                                      ii





                                                            Page

              ARTICLE 7 POWER OF ATTORNEY                     38
              7.1       Grant of Power                        38
   (a) Possession and Completion                              38
   (b) Plans                                                  38
    (c) Employment of Others                                  38
    (d) Security Guards                                       38
   (e) Compromise Claims                                      38
  (f) Legal Proceedings                                       38
   (g) Other Acts                                             38



EXHIBIT  A                    RESOLUTIONS OF MORTGAGOR AUTHORIZING TRANSACTION
EXHIBIT  B                                                FEE LAND DESCRIPTION






                                     iii